UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2018

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2018, the Board of Directors of 3M Company appointed Michael F. Roman chief executive officer, effective July 1, 2018, succeeding Inge G. Thulin.  Mr. Roman, 58, has served as the Company’s executive vice president and chief operating officer since July 1, 2017.  Prior to that, he was executive vice president, Industrial Business Group, from 2014 to 2017, and senior vice president, Business Development, from 2013 to 2014. The Board also nominated Mr. Roman as a director who will appear as a nominee in the Company’s proxy statement and be presented for election at the Annual Meeting of Stockholders to be held on May 8, 2018, for the term of office ending at the 2019 Annual Meeting of Stockholders.

On March 5, 2018, the Board of Directors of 3M Company also appointed Inge G. Thulin as executive chairman of the Board of Directors, effective July 1, 2018. Mr. Thulin, 64, has served as 3M’s chairman of the board, president, and chief executive officer since 2012.

As of the time of the filing of this report, the Company has not entered into any material plan, contract, or arrangement to which Mr. Roman or Mr. Thulin is a party or in which they participate, or any material amendment, in connection with the appointments described above. In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.

A copy of the press release announcing the appointments is filed herewith as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99	Press Release, dated as of March 5, 2018, of 3M Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

By: /s/ Gregg M. Larson
Gregg M. Larson,
Vice President, Deputy General Counsel and Secretary

Dated: March 6, 2018